Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 of Intrusion Inc. of our report dated March 27, 2020, relating to the consolidated financial statements of Intrusion Inc. as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to our firm under the heading “Experts” in this Amendment No. 1 to the Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Dallas, Texas

October 2, 2020